                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                [LETTERHEAD OF MEDICAL TECHNOLOGY SYSTEMS, INC.]



                                                                 August 11, 1997


Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Medical Technology Systems, Inc. (the "Company"), which will be held at the Summit Executive Suites and Conference Center, Rubin ICOT Center, 13575 58th Street North, Clearwater, Florida 33760, on September 10, 1997, at 10:00 a.m., local time.

     The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.


                                        Sincerely,


                                        /s/  Michael P. Conroy
                                        -------------------------------
                                        Michael P. Conroy
                                        Secretary

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                           12920 AUTOMOBILE BOULEVARD
                           CLEARWATER, FLORIDA 34622

                          ___________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 10, 1997


     The Annual Meeting of Stockholders (the "Meeting") of Medical Technology Systems, Inc. will be held at the Summit Executive Suites and Conference Center, Rubin ICOT Center, 13575 58th Street North, Clearwater, Florida 33760, on September 10, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect four members of the Board of Directors, each of which will serve until the 1999 Annual Meeting of Stockholders;

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal year 1998;

     3. To approve the adoption and amendment of the Medical Technology Systems, Inc. 1997 Stock Option Plan; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 21, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                        By Order of the Board of Directors,



                                        /s/ Michael P. Conroy
                                        ------------------------------------
                                        Secretary

Clearwater, Florida
August 11, 1997

                        MEDICAL TECHNOLOGY SYSTEMS, INC.


                                PROXY STATEMENT


               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


     This proxy statement is first being sent to stockholders on or about August 11, 1997, in connection with the solicitation of proxies by the Board of Directors of Medical Technology Systems, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on September 10, 1997, and at any adjournment thereof (the "Meeting"). The close of business on July 21, 1997, has been fixed as the record date of the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 5,957,173 shares of common stock, par value $.01 per share (the "Common Stock"), entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors listed on the proxies and other proposals described in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 12920 Automobile Boulevard, Clearwater, Florida 34622 and the Company's telephone number is
(813) 576-6311.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of July 21, 1997, certain information regarding the beneficial ownership of the Common Stock by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and (iv) all directors and executive officers of the Company as a group.

                                                         Amount and
                                                          Nature of
         Name and Address of             Title of        Beneficial         Common Stock      Percentage of
         Beneficial Owner(1)               Class          Ownership          Percentage     Voting Shares (6)
----------------------------------  -----------------  ---------------    ----------------  -----------------
Todd E. Siegel, individually and
 through the Siegel Family QTIP
 Trust(2)(3)  . . . . . . . . . . .       Common              656,082  (4)     11.0%               72.0%
                                         Preferred          6,500,000

David Kazarian(5) . . . . . . . . .       Common               58,000           0.9%                0.3%


Michael Conroy(7) . . . . . . . . .       Common               90,000           1.5%                0.5%

John Stanton  . . . . . . . . . . .       Common              100,000           1.7%                0.5%

All Officers and Directors
 as a Group (4 persons) . . . . . .       Common              924,890          15.5%               73.4%
                                         Preferred          6,500,000
-----------------

(1) The business address for Messrs. Siegel, Kazarian, Conroy and Stanton is 12920 Automobile Boulevard, Clearwater, Florida 34622.

(2) Todd E. Siegel is the trustee of the Siegel Family QTIP Trust, established pursuant to the Siegel Family Revocable Trust (the "Trust"), and accordingly controls the shares owned of record by the Trust. The Trust is the managing partner of JADE Partners (the "Partnership") and accordingly controls the Partnership. Currently, Mr. Siegel owns 185,769 shares of Common Stock individually. The Partnership owns 390,313 shares of Common Stock.

(3) The Partnership is the owner of record of 6,500,000 Shares of the Company's Voting Preferred Stock, which represents 100% of the outstanding Voting Preferred Stock. Each share of Voting Preferred Stock has the power to cast two votes per share on any matter on which the Common Stock is entitled to vote.

(4) Includes options to acquire 80,000 shares of Common Stock, of which 20,000 options are exercisable at $1.00 per share and 60,000 are exercisable at $1.625 per share, granted in connection with his employment arrangements. This figure also includes the 160,769 unregistered shares of common stock Mr. Siegel elected to receive in lieu of salary in fiscal 1996. See "Executive Compensation--Employment Agreements."

(5) Includes options to acquire 33,000 shares, of which 27,000 are exercisable at $1.00 and 6,000 are exercisable at $1.625 and includes 25,000 shares of Common Stock held by his wife for which Mr. Kazarian disclaims beneficial ownership.

(6) Combined voting percentage of Common and Voting Preferred Stock, including 6,500,000 shares of Voting Preferred Stock held of record by the Partnership, of which Todd E. Siegel may be deemed to be the beneficial owner.

(7) Mr. Conroy was selected to be the Company's Chief Financial Officer and Vice President by the board of directors in August 1996 and has served in those capacities since that time. Currently, Mr. Conroy does not have an employment agreement with the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information, as of July 21, 1997, with respect to each person who is currently a director or executive officer of the Company.

                                                                                               Year First
                                                                                                Became a
               Name                              Position(s) Held(1)                   Age      Director
             --------                          -----------------------               -------  ------------
 Todd E. Siegel  . . . . . . . .  Chairman of the Board of Directors, President,       39         1986
                                  Chief Executive Officer

 David Kazarian  . . . . . . . .  Director                                             56         1988

 Michael Conroy  . . . . . . . .  Director, Chief Financial Officer, Vice              49         1996
                                  President and Secretary

 John Stanton  . . . . . . . . .  Director, Vice Chairman of the Board of              49         1996
                                  Directors


 Ronald Rhodes . . . . . . . . .  Principal Accounting Officer and Controller          49


_________________
(1) Each director serves a one-year term that expires at the Annual Meeting or when his successor is duly elected and qualified.


     TODD E. SIEGEL. Mr. Siegel became President and Chief Executive Officer of the Company in 1992 and has served as a director of the Company since 1985. Mr. Siegel served from 1988 to 1992 as Executive Vice President and Chief Operating Officer of the Company and from 1985 to 1988 as Vice President of Sales. Additionally, Mr. Siegel served as the Company's Secretary from 1986 to 1996. Mr. Siegel received a Bachelor's degree in Business Administration from Fort Lewis College.

     DAVID KAZARIAN. Mr. Kazarian has served as a director of the Company since 1988. Prior to its sale in December 1990, Mr. Kazarian and his wife owned and operated Kazarian Pharmacy. Since March 1991, Mr. Kazarian has been the founder and President of Infuserve America, Inc., a firm involved in the home health care business.

     MICHAEL CONROY. Mr. Conroy has served as a director of the Company since 1996. Mr. Conroy was selected as Chief Financial Officer, Vice President and Secretary by the board of directors in August 1996. Since 1994, Mr. Conroy has been President of CFO Financial Services, Inc. See "Certain Transactions." From 1990 through 1994, Mr. Conroy was the Vice President of Finance and Chief Financial Officer of the Grant Group of Companies. Since February 1996, Mr. Conroy has been devoting substantially all of his full time to the affairs of the Company. Mr. Conroy is a certified public accountant.

     JOHN STANTON. Mr. Stanton has served as a director of the Company since 1996. Since 1981, Mr. Stanton has been President of Florida Engineered Construction Products Corp., which is a privately owned company he assisted in successfully reorganizing. Mr. Stanton also serves as President of Octofoil, Inc., an entity that assists other companies with strategic planning. See "Certain Transactions."

     RONALD RHODES. Mr. Rhodes has served as the Principal Accounting Officer and Controller of the Company since 1991. From 1988-1991, Mr. Rhodes served as a consultant to various businesses regarding accounting, finance, and tax issues. In addition, from 1983 to 1988, Mr. Rhodes served as Vice President of Finance of Porpoise Pool and Patio, Inc., a retail and wholesale supplier of pool and patio products.

COMPENSATION OF DIRECTORS

     Directors, who are not otherwise employees of the Company, are paid a $750 fee for attending meetings. The fee is $350 if a meeting is held telephonically. In addition, for each year that an individual, who is not otherwise an employee of the Company, serves as a director, he is issued options to acquire 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such shares on the date of issuance. However, if the fair market value of a share of the Company's Common Stock is $1.00 or less on the date of issuance, the options granted will entitle the holder to purchase Common Stock of the Company for $1.00 per share. Directors' options are issued as of the date of each annual meeting of directors. Directors must serve until the next annual meeting of stockholders to vest their options issued in the prior year. Directors are also issued options to acquire 1,000 shares of Common Stock for serving on a committee and options to acquire an additional 1,000 shares of Common Stock if they are the chairman of a committee. The options expire 10 years from their issuance date.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during fiscal year 1997, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.


                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The table below sets forth certain information concerning the compensation earned during fiscal years 1995, 1996, and 1997 by the Company's Chief Executive Officer. No other executive officer received total annual compensation in excess of $100,000.


                                                                      Annual Compensation       Securities
                                                                   -------------------------    Underlying
                                                            Fiscal                   Other     Options/SARs
Name and Principal Position                                  Year    Salary ($)     ($)(3)         (#)
---------------------------                                  ----  -------------- ---------- ----------------
Todd E. Siegel  . . . . . . . . . . . . . . . . . . . . .    1997  $   160,343    $  73,607         20,000
  President and Chief                                        1996  $   157,462(1) $  22,538         60,000(2)
  Executive Officer                                          1995  $   129,064         -0-          40,000

--------------------

     (1) Pursuant to his employment agreement, Mr. Siegel elected to receive 160,769 shares of the Company's common stock, at a price of $0.25 per share, in lieu of 1996 cash compensation in the amount of $42,692. At the time of Mr. Siegel's election, the closing bid price was $0.44 and the closing ask price was $0.56. The board of directors valued these shares at $0.25 per share because they were not freely tradeable. The fair market value of the 160,769 shares has been included in the 1996 salary figure of $157,462 to reflect the value of the compensation Mr. Siegel elected to receive in shares of Common Stock.

     (2) Consists of 40,000 options repriced in 1996 and 20,000 options granted in 1996. For the year ended March 31, 1995, Mr. Siegel was issued options to acquire 40,000 shares of Common Stock at $7.00 per share (fair market value as of grant date) with a ten-year exercise period. In 1996, the Company reduced the exercise price for these options to $1.625. In addition, Mr. Siegel receives options to purchase 20,000 shares of the Company's Common Stock per year pursuant a long-term incentive agreement. The options granted in 1996 have an exercise price of $1.625 per share. Mr. Siegel is also entitled to SARs based upon certain criteria relating to the market value of the Company.

     (3) Includes automobile expenses, hospitalization and life insurance paid by the Company for the benefit of the named individual and the value of SARs earned during fiscal 1997. The automobile expenses for Mr. Siegel for 1996 and 1997 were $12,888 and $10,236, respectively, which represented 57% and 50%, respectively, of the total "Annual Compensation--Other" received by Mr. Siegel.

     Option Grants in 1997. The table below sets forth information concerning grants of stock options to the Chief Executive Officer for the fiscal year ended March 31, 1997.

                                                           Percent of Total
                                    Number of Securities    Options Granted     Exercise
                                     Underlying Options      to Employees         Price     Expiration
Name                                  Granted in 1997     in Fiscal Year 1997   Per Share      Date
----                               --------------------- -------------------- ------------- -----------
Todd E. Siegel  . . . . . . . . .        20,000(1)               100%         $       1.00     2007
------------------

(1) Pursuant to a long-term incentive agreement with Mr. Siegel in 1997, the Company granted him options to acquire 20,000 shares of the Company's Common Stock. See "Employment Agreements." Options granted are exercisable for a period of ten years. Currently, the exercise price of the options is $1.00 per share, which may be reduced by a resolution of the board of directors.


     Aggregated Option Table. The following table sets forth information concerning options held by the Chief Executive Officer at the end of fiscal year 1997.


                                                          Number of Securities       Value of Unexercised
                                                         Underlying Unexercised    in-the-Money Options/SARS
                                                         Options/SARS at Fiscal               at
                                                                Year-End                Fiscal Year-End
                                                                  (#)                         ($)
             Name                                      Exercisable/Unexercisable   Exercisable/Unexercisable
             ----                                      -------------------------   -------------------------
             Todd E. Siegel  . . . . . . . . . . . .           80,000(1)                   53,000(2)

____________________
     (1)  All such options held by Mr. Siegel are currently exercisable.
     (2) Value of options is based on the bid price of a share of the Company's Common Stock as of March 31, 1997 ($0.5625), minus the exercise price (which ranges from $1.00-$1.625) multiplied by 80,000, which yields a negative figure. The amount payable to Mr. Siegel for SARs earned during fiscal 1997 is $53,000.


EMPLOYMENT AGREEMENTS

     Effective September 1, 1994, the Company entered into an Employment Agreement with Mr. Todd E. Siegel (the "Employment Agreement"). The Employment Agreement is for a five year term. Mr. Siegel's base salary for the period September 1, 1994 through August 31, 1995, was $150,000, and that figure increases 6% per year to approximately $189,000 for the fifth year of his agreement ending August 31, 1999. The Employment Agreement also provides for bonuses, expense reimbursement, and other performance-based incentive compensation arrangements. The Employment Agreement provides Mr. Siegel the right to receive compensation in the form of common stock of the Company in lieu of cash.

     In connection with the execution of the Employment Agreement, Mr. Siegel was granted the right to acquire 40,000 shares of the Company's Common Stock at an exercise price of $7.00 per share, which was the fair market value of those shares as of the date of grant. In 1996, the exercise price was reset to $1.625. The options are "non-qualified" and have an exercise period of ten years.

     The Employment Agreement provides for severance payments equal to a lump sum payment of 299% of his then current base salary in the event of (i) a change of control and a subsequent termination without cause of

Mr. Siegel or (ii) a material reduction in his compensation. The Employment Agreement contains a restrictive covenant not to compete, solicit or disclose confidential information during the term of the agreement.

     The Company and Mr. Siegel have entered into an Executive Stock Appreciation Rights and Non-Qualified Stock Option Agreement (the "Long-Term Incentive Agreement") to provide for the long-term incentive of Mr. Siegel and the alignment of his interest with those of the Company's stockholders. The Long-Term Incentive Agreement grants Mr. Siegel a stock appreciation right ("SAR") equal to 3.25% of the incremental increase in the value of the Company between successive fiscal years. Originally, value was defined to mean the difference between the total market capitalization of the Company between successive fiscal year ends. Now that the Common Stock has been delisted from NASDAQ, value will be determined by the average of the high bid and ask price for the Common Stock as quoted on the NASD OTC bulletin board. The total market capitalization means the total number of shares of Common Stock outstanding multiplied by the closing price of the Common Stock traded on the NASDAQ or other quotation service. The amount payable to Mr. Siegel under the Long-Term Incentive Agreement for fiscal 1997 was $53,000.

     Mr. Siegel has the option of receiving his rights to the SARs in the form of cash or the Company's Common Stock equal to the cash value. The shares of Common Stock issued to Mr. Siegel are valued at one-half of the fair market value of the Company's Common Stock as of the March 31 in the year for which the SARs are granted (the "Valuation Date"). In the event of a change of control or sale of the Company's business, Mr. Siegel's rights under his SARs are accelerated and immediately vested.

     Pursuant to the Long-Term Incentive Agreement, the Company granted Mr. Siegel the right to acquire up to 20,000 shares of its Common Stock on an annual basis at a purchase price equal to the fair market value of such shares as of the end of each fiscal year during the term of this agreement. However, if the fair market value of a share of Common Stock is $1.00 or less at the end of a particular fiscal year, options granted during that year will entitle Mr. Siegel to purchase shares of Common Stock for $1.00 per share. The options are non-qualified and have a ten year term. The options granted in 1997 have an exercise price of $1.00 per share.

                              CERTAIN TRANSACTIONS

     The JADE Partners (the "Partnership") is currently the holder of 6,500,000 shares of Voting Preferred Stock. The Siegel Family QTIP Trust, established pursuant to the terms of the Siegel Family Revocable Trust (the "Trust"), which originally acquired the shares of Voting Preferred Stock in 1986 for the aggregate par value of the shares ($650.00), transferred the shares to the Siegel Family Limited Partnership in 1993. The Siegel Family Limited Partnership transferred the shares to the Partnership in 1994. Mr. Siegel is the trustee of the Trust, which is the managing general partner of the Partnership, and accordingly, controls the shares held by the Partnership.

     The Voting Preferred Stock has two votes per share on all matters submitted to a vote of other holders of Common Stock. In addition to preferential voting rights, the Voting Preferred Stock is entitled to receive upon dissolution or liquidation of the Company, the first $10,000 of proceeds distributed to stockholders of the Company upon such events. Thereafter, the Voting Preferred Stock is entitled to no additional amounts upon dissolution or liquidation of the Company. The Voting Preferred Stock has no dividend rights, redemption provisions, sinking fund provisions or conversion, or preemptive or exchange rights. The Voting Preferred Stock is not subject to further calls or assessments by the Company.

     The Voting Preferred Stock was issued to assure complete and unfettered control of the Company by its holder. The issuance of the Voting Preferred Stock constitutes an anti-takeover device since the approval of any merger or acquisition of the Company will be completely dependent upon the approval of the Trust.

     Harold B. Siegel was the inventor of the patents and other proprietary rights for the equipment and processes that the Company uses and sells. The Trust is the assignee of all such proprietary and patent rights used in the Company's business. In October 1986, the Company was granted rights to an exclusive perpetual license from the Trust to utilize the know-how and patent rights assigned to the Trust by Harold B. Siegel in the manufacture and sale of the Company's medication dispensing systems.

     The license granted to the Company by the Trust may only be terminated by the Trust in the event the Company: (i) ceases to utilize the know-how created by the Trust; (ii) defaults in making any royalty payment and fails to remedy such default within 40 days after written notice by the Trust; or (iii) becomes insolvent, makes any assignment for the benefit of creditors, is adjudged bankrupt, or if a receiver or trustee of the Company's property is appointed. Under such circumstances, the license will automatically terminate. In addition, the Trust has granted the Company the right to sublicense the rights granted under the license agreement between the Company and the Trust.

     The Trust was originally entitled to receive a royalty of 2% of the gross revenues realized from the sale of the Company's products. The license agreement further provided that the Trust would waive any royalty fees owed by the Company in the event the Company did not generate a pretax profit in any fiscal year.

     In September 1990, the Company, the Trust and Harold B. Siegel entered into an agreement whereby the Company issued the Trust 1,500,000 shares of Common Stock and the Trust and Harold B. Siegel agreed to reduce future royalties due under the license agreement from 2% to 1%. For fiscal year 1997, the Company paid $41,000 to the Trust for royalties. In addition, royalties of $34,853 due for fiscal 1997 were unpaid at March 31, 1997.

     Todd E. Siegel is a guarantor of the Company's outstanding restructured credit facility with SouthTrust Bank. On September 4, 1996, the Bankruptcy Court confirmed the Company's restructured indebtedness to the Bank in the amount of approximately $28.0 million. The $28.0 million indebtedness has been separated into two notes, Plan Note I and Plan Note II, and is scheduled to be repaid as follows:

     Plan Note I, in the stated principal amount of approximately $27.0 million, provides for a portion of the principal amount, $15.0 million, to be due and payable as follows:

      a) Interest at the rate of 7.5% for a period of two years ending September 1, 1998.

     b) Installments of principal and interest at the rate of 7.5% payable monthly for a period of ten years ending September 1, 2006. At which time, the then outstanding principal amount is due and payable in full. The monthly installments of principal and interest are calculated based on the principal amount amortized in level monthly payments over twenty years.

     Plan Note II, in the stated principal amount of $1,000,000 provided for payment of $750,000 on or about the date of the confirmation of the Plans of Reorganization. The Company made the payment of $750,000 on or about September 5, 1996 and in accordance with the terms of Plan Note II, the stated principal amount was deemed fully satisfied.

     Plan Note I further provides that the net sales proceeds from the sale of Vangard, would be paid to the Bank. In addition, certain other mandatory prepayments of the stated principal amount were required upon the occurrence of a capital transaction in which any of the Company's subsidiaries are sold, as well as upon the receipt of any proceeds resulting from certain causes of action commenced by the Company. Plan Note I also provides that the full stated principal amount of approximately $28 million will be due and payable upon the occurrence of specified major events of default.

     Effective March 31, 1997, the stated principal amount of Plan Note I was reduced to $15.0 million. Thereby, permanently removing any contingent amount due including the additional $12 million principal amount, except for the mandatory prepayments for any capital transactions. As a result of this modification and the receipt of proceeds from the sale of Vangard, the Company realized an extraordinary gain of approximately $10.3 million, after the mandatory payment from the Vangard sales proceeds of approximately $3.1 million.

     Mr. Siegel agreed to unconditionally guarantee the full and timely payment of the above payment schedule. Should the Company default on any of the above payments, Mr. Siegel agreed to immediately cure such default on demand of the Bank. If Mr. Siegel fails to cure the default, the Bank may proceed directly against Mr. Siegel for payment in a court of competent jurisdiction. In addition, Mr. Siegel, as trustee of the Siegel Family QTIP Trust, which is managing general partner of the JADE Partnership, has pledged 100,000 shares of the Company's Common Stock held by the JADE Partnership to SouthTrust Bank to secure repayment of the Partnership's obligations in the amount of $300,000.

     As of March 31, 1997, Mr. Siegel had outstanding indebtedness to the Company of approximately $11,886. This debt represents advances made by the Company to Mr. Siegel for travel related expenses. In January 1997, Mr. Siegel signed a promissory note payable to the Company agreeing to cure his indebtedness to the Company plus 8% interest per annum on January 31, 1998.

     The Company has entered into indemnification agreements with each of its directors, including Mr. Siegel. The indemnification agreements authorize indemnification of such directors to the full extent authorized or permitted by law.

     During February 1996, the Company retained the services of CFO Financial Services, Inc. This entity and its representatives have substantial experience in assisting entities such as the Company in restructuring and work out arrangements. Mr. Conroy is affiliated with CFO Financial Services, Inc. The Company pays CFO Financial Services, Inc. $8,500 a month for Mr. Conroy's services.

     In February 1996, the Company also retained Octofoil, Inc., an entity affiliated with Mr. Stanton. The Company pays Octofoil, Inc. $7,500 a month for Mr. Stanton's services. Mr. Stanton has provided significant time and effort in assisting the Company in strategic planning and ongoing relationship matters with the Company's principal lenders.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Todd E. Siegel has been employed by the Company since 1985 and has substantial experience in the Company's business. The Board of Directors has determined that the loss of Mr. Siegel at the present time would be adverse to the Company.

     The Board of Directors, which acts as the compensation committee for the Company, believes strongly that performance and, in turn, the maximization of stockholder value, depends to a significant extent on the establishment of a close alignment between the financial interest of stockholders and those of the Company's employees, including senior management. Compensation programs are designed to encourage and balance the attainment of short-term operational goals and long-term strategic initiatives.

     The Board of Directors believes that employees' ownership of a significant equity interest in the Company is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders.
The Board of Directors believes the Company has evolved to a point that establishment of an integrated plan that allows all employees to participate in the future growth of the Company is essential to retain and attract qualified personnel.

     The Company compensates Mr. Siegel, the Chief Executive Officer, in accordance with two agreements, the Employment Agreement and the Long-Term Incentive Agreement. See "Executive Compensation--Employment Agreements." During the year ended March 31, 1997, Mr. Siegel received a salary of $160,340 pursuant to the Employment Agreement. In accordance with the terms of the Long-Term Incentive Agreement, Mr. Siegel received options to acquire 20,000 shares of Common Stock and earned an SAR in the amount of $53,000 which represents 3.25% of the increase in market capitalization during fiscal year 1997. The Board of Directors believes that compensation under the Long-Term Incentive Agreement is consistent with the Board of Directors' policy of aligning the long-term interests of management and stockholders.

     The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies with respect to the recently enacted federal income tax laws that limit to $1 million the deductibility of compensation paid to executive officers named in proxy statements of such companies. In light of the current level of compensation for the Company's named executive officers, the Compensation Committee has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

Board of Directors

Todd E. Siegel
David Kazarian
Michael P. Conroy
John Stanton

                               PERFORMANCE GRAPH

The following graph is a comparison of the cumulative total returns for the Company's common stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the average performance of a group consisting of corporations with a similar market capitalization. The corporations making up this group are Tyrex Oil Company, Elmers Restaurant, Inc. and Laser-PAC Media Corp. The Company selected a group of corporations with a similar market capitalization because there is no public information available with respect to companies in the same line of business or peer issuers of publicly traded securities. The cumulative return of the Company was computed by dividing the difference between the price of the Company's common stock at the end and the beginning of the measurement period (March 31, 1992 to March 31, 1997) by the price of the Company's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on March 31, 1992.


                                    [GRAPH]


                       3/31/92       3/31/93        3/31/94        3/31/95        3/31/96         3/31/97
                       -------       -------        -------        -------        -------         -------
Medical Technology      100            142            83             95             05              148
Similar Market Cap      100             77            68            135             92              102
NASDAQ Stock Market     100            114           109            110            135              111

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of only one class of directors. The current terms of the four directors, Todd E. Siegel, David Kazarian, Michael Conroy and John Stanton, expire in 1997. Each director has been nominated to stand for election at the Meeting for a term ending in 1998, or until their respective successors have been duly elected and qualified.

     Information concerning each of the nominees is set forth under the caption "Management--Directors and Executive Officers." Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe that any of the nominees named will be unable or unwilling to serve if elected.



               PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT

     The Company's Board of Directors has appointed Grant Thornton, LLP ("Grant Thornton") as independent accountants to audit the consolidated financial statements of the Company for the year ending March 31, 1998. Representatives of Grant Thornton are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants or accounting or financial disclosure issues. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton as the Company's independent certified public accountant of 1998.




             PROPOSAL 3 - APPROVE THE ADOPTION AND AMENDMENT OF THE
            MEDICAL TECHNOLOGY SYSTEMS, INC. 1997 STOCK OPTION PLAN

     As of March 4, 1997, a total of 400,000 shares of the Common Stock of the Company were reserved for issuance pursuant to the Medical Technology Systems, Inc. 1994 Stock Option Plan (the "1994 Plan"), and options to purchase all of the shares reserved were outstanding under the 1994 Plan. Therefore, no shares were available for option grants under the 1994 Plan and the Company could not adequately provide incentives to persons who contribute to the strategic and long-term performance objectives and growth of the Company. Accordingly, the board of directors, by unanimous vote, subject to the approval of the Company's stockholders, adopted the Medical Technology Systems, Inc. 1997 Stock Option Plan (the "1997 Plan") to make available an additional 1,000,000 shares of Common Stock for option grants to eligible persons. On July 28, 1997, the board of directors, by unanimous vote, subject to the approval of the Company's stockholders, amended the 1997 Plan to increase to 1,500,000 the number of shares of Common Stock available for option grants to eligible persons. The purpose of the 1997 Plan is to further the interests of the Company and its stockholders by providing key employees and other persons who contribute materially to the success and profitability of the Company with additional incentives to increase their efforts on the Company's behalf and by increasing recipients' proprietary interest in the Company to thereby increase their personal interest in its continued success and progress.

     A SUMMARY OF THE PRINCIPAL FEATURES OF THE 1997 PLAN IS PROVIDED BELOW, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1997 PLAN, WHICH IS INCLUDED AS EXHIBIT A TO THIS PROXY STATEMENT.

GENERAL

     Awards granted under the 1997 Plan may consist of options ("Options") to purchase a specified number of shares of Common Stock at a stated price per share. The 1997 Plan provides for the grant of Options that qualify as "incentive stock options" ("ISOs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options ("NSOs"), which are not intended to qualify as ISOs and which are taxed under Section 83 of the Code. Within certain limits, the board of directors has the right to alter, amend or terminate the 1997 Plan. The board of directors may, however, condition any amendment on the approval of the stockholders if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the 1997 Plan, Option recipients or persons eligible to receive Option grants are subject.

SHARES AVAILABLE FOR ISSUANCE

     As originally adopted by the board of directors, the 1997 Plan provided that 1,000,000 shares of Common Stock were available for Options under the 1997 Plan, representing 16.8% of the current outstanding shares of Common Stock. On July 28, 1997, the board of directors adopted an amendment to the 1997 Plan in order to increase the number of shares of Common Stock available for Options under the 1997 Plan to 1,500,000, representing 20.0% of the outstanding shares of Common Stock. Authority to grant Options under the 1997 Plan will continue until the 1997 Plan is terminated by the board of directors of the Company (the "Board"), subject to the continued availability of shares for the granting of Options under the 1997 Plan. In the event of certain changes in the number or kind of outstanding shares of Common Stock, an appropriate adjustment will be made with respect to existing and future awards. The proceeds received by the Company from the sale of stock under the 1997 Plan are added to the general funds of the Company.

ELIGIBILITY; ADMINISTRATION

     All persons who perform or have in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary of the Company, whether as a director, officer, employee, consultant or other independent contractor, and all persons performing services relating to the Company in their capacity as an employee or independent contractor of a corporation or other entity providing such services to the Company, shall be eligible to receive Options under the 1997 Plan, provided that only employees of the Company shall be eligible to receive ISOs. The 1997 Plan will be administered by a stock option committee (the "Committee") consisting solely of two or more nonemployee directors appointed by the Board. In the event the Board does not make such appointments, the full Board shall constitute the Committee. The Committee shall have the power to interpret the provisions of the 1997 Plan, to select the eligible persons who are to receive Options under the 1997 Plan, to determine the type of Option, the amount thereof and all other terms of each Option and to make all other decisions with respect to the 1997 Plan and any Options granted thereunder.

GRANTING OF OPTIONS

     The Committee is authorized to grant Options to eligible persons (the "Recipients"), which may be either ISOs or NSOs. All ISOs are intended to comply with the provisions of the Code applicable to ISOs. The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the Fair Market Value of a share of Common Stock on the date of the grant. For purposes of the 1997 Plan, "Fair Market Value" generally means the average of the high bid and ask price of the Common Stock as quoted on NASD OTC Bulletin Board on the date for which Fair Market Value is being determined. The exercise price of an NSO shall be determined by the Committee on the date that the NSO is granted, and may be less than Fair Market Value.

     Exercisability. Options shall become exercisable in whole or in part by the Recipient during such period as the Committee shall determine at the date of grant. The Committee may, in its sole discretion, accelerate the time at which any Option becomes exercisable.

     Expiration. Each option shall expire on such date or dates as the Committee shall determine at the time the Option is granted. Upon a Recipient's death, each unexercised Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death; provided, however, that the Committee may set an earlier or later expiration date in establishing the terms of an NSO at grant or a later expiration date subsequent to the grant date but prior to the one-year anniversary of the Recipient's death. In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, each unexercised Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment; provided, however, that the Committee may set an earlier or later expiration date in establishing the terms of an NSO at grant or a later expiration date subsequent to the grant date but prior to the one-year anniversary of the Recipient's last day of employment or affiliation with the Company. If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, each unexercised Option granted to the Recipient will expire 90 days after the last day of employment; provided, however, that the Committee may set an earlier or later expiration date in establishing the terms of an NSO at grant or a later expiration date subsequent to the grant date but prior to the end of the 90-day period following the Recipient's normal retirement. If the Recipient ceases employment or affiliation with the Company for any reason other than death, disability, or retirement, all Options granted to the Recipient shall lapse immediately following the last day that the Recipient is employed by or affiliated with the Company; provided, however, that the Committee may, either at grant of the Option or at the time the Recipient terminates employment, delay the expiration date of an Option to a date after termination of employment; provided further, however, that the expiration date of an Incentive Stock Option may not be delayed more than 90 days following the termination of the Recipient's employment or affiliation with the Company. If a Recipient commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, or breaches any covenant not to compete or employment agreement with the Company or any parent or subsidiary, or engages in conduct that would warrant the Recipient's discharge from employment for cause, all of such Recipient's Options shall immediately expire.

     Other Terms. Payment for shares of Common Stock purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made in cash, or by certified check, or by the transfer to the Company of shares of Common Stock owned by the participant having a Fair Market Value on the date of transfer equal to the purchase price.

     Any Option granted may be modified by the Committee if and to the extent permitted in the 1997 Plan or applicable Option certificate or with the consent of the participant to whom such Option was granted.

TAX CONSEQUENCES

     The following discussion addresses certain federal tax consequences in connection with the 1997 Plan. State tax treatment is subject to individual state laws and is not reviewed in this discussion.

     Incentive Stock Options. An ISO results in no taxable income to the Recipient or deduction to the Company at the time it is granted or exercised. If the Recipient retains the stock received as a result of the exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain is treated as long- term capital gain. If the shares are disposed of during this period, the Option will be treated as an NSO. The Company receives a tax deduction only if the shares are disposed of during such period. The deduction is equal to the amount of taxable income to the Recipient.

     Non-Qualified Stock Options. An NSO results in no taxable income to the Recipient or deduction to the Company at the time it is granted. An Recipient exercising such an Option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then Fair Market Value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the Recipient.

ACCOUNTING TREATMENT

     The Company accounts for the issuance of stock-based compensation including stock options in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. APB No. 25 requires the accrual of compensation cost to the extent that the market price of the Common Stock on the grant date exceeds the exercise price.

     In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, SFAS No. 123 provides for the recognition of compensation expense based on the fair value of the stock-based award (the "fair value method"), but allows companies to continue to measure compensation expense using APB No. 25. Companies electing to continue to account for stock-based compensation in accordance with APB No. 25 must make pro forma disclosures of net income and earnings per share as if the Fair Value Method had been applied. The Company plans to continue to account for stock-based compensation under APB No. 25. Under the 1997 Plan, the issuance of Options will result in compensation expense only to the extent the exercise price of the Option is less than the Fair Market Value of the Common Stock on the grant date.

     The Board of Directors recommends a vote FOR adoption of the Medical Technology Systems, Inc. 1997 Stock Option Plan and amendment of the 1997 Plan to increase the number of shares of Common Stock available for Options.

             PROPOSALS OF STOCKHOLDERS FOR THE NEXT ANNUAL MEETING

     Proposals of stockholders intended for presentation at the next annual meeting must be received by the Company on or before April 14, 1998, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO BE PRESENTED AT THE ANNUAL MEETING. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, IT IS INTENDED THAT THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE INDIVIDUALS NAMED IN THE PROXY.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MICHAEL P. CONROY, SECRETARY, MEDICAL TECHNOLOGY SYSTEMS, INC., 12920 AUTOMOBILE BOULEVARD, CLEARWATER, FLORIDA 34622. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE FOR THE EXHIBITS WILL BE MADE.



                                          By Order of the Board of Directors,


                                           /s/ Michael P. Conroy
                                          -------------------------------------
                                          Michael P. Conroy, Secretary



Clearwater, Florida
August 11, 1997

                                   EXHIBIT A

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                             1997 STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Medical Technology Systems. Inc. 1997 Stock Option Plan (the "Plan") is to further the interests of Medical Technology Systems, Inc., a Florida corporation (the "Company"), its subsidiaries and its stockholders by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company and its subsidiaries in attracting and retaining key persons.

     2.   DEFINITIONS.  The following definitions shall apply to this Plan:

          (a)  "BOARD" means the board of directors of the Company.

          (b) "CHANGE OF CONTROL" occurs when (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of forty percent or more of the total number of shares entitled to vote in the election of directors of the Board,
(ii) the Company is merged into any other company or substantially all of its assets are acquired by any other company, or (iii) three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

          (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (d) "COMMITTEE" means the Stock Option Committee consisting solely of two or more nonemployee directors appointed by the Board. In the event that the Board does not appoint a Stock Option Committee, "Committee" means the Board.

          (e) "COMMON STOCK" means the Common Stock, par value $.01 per share of the Company, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 10 herein.

          (f)  "COMPANY" means Medical Technology Systems, Inc.

          (g)  "DATE OF GRANT" means the date on which the Option is granted.

          (h) "ELIGIBLE PERSON" means any person who performs or has in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary thereof, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company.

          (i) "EMPLOYEE" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

          (j) "FAIR MARKET VALUE" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the average of the high bid and ask price of the Common Stock as quoted on NASD OTC Bulletin

Board on that date. If a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which a price was quoted will determine the fair market value.

          (k) "INCENTIVE STOCK OPTION" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

          (l) "NONQUALIFIED STOCK OPTION" means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

          (m) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

          (n) "OPTION AGREEMENT" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option Award granted to the Recipient.

          (o) "OPTION SHAREHOLDER" shall mean an Employee who has exercised his or her Option.

          (p)  "OPTION SHARES" means Shares issued upon exercise of an Option.

          (q) "PLAN" means this Medical Technology Systems, Inc. 1997 Stock Incentive Plan.

          (r)  "RECIPIENT" means an individual who receives an Option.

          (s) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (t) "SUBSIDIARY" means any corporation 50 percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

     3.   ADMINISTRATION.  This Plan will be administered by the Committee.
The Committee has the exclusive power to select the Recipients of Options pursuant to this Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Option under this Plan, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

     4. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 1,500,000. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

     5. ELIGIBILITY. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option under this Plan. The Committee's grant of an Option to a Recipient in any year does not require the Committee to grant an Option to such Recipient in any other year. Furthermore, the Committee may grant different Options to different Recipients and has full discretion to choose whether to grant Options to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any participant.

     6. OPTIONS. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

          (a) WRITTEN AGREEMENT. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

          (b) NUMBER OF SHARES. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

          (c) EXERCISE PRICE. Except as provided in Section 6(l), the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Incentive Stock Option's Date of Grant. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Committee on the Date of Grant.

          (d) DURATION OF OPTION. Except as provided in Section 6(l), an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. Except as provided in Section 6(l), a Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant. If the Recipient's employment with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the earlier of the date stated in this subsection or the date stated in following subsections of this Section. Furthermore, expiration of an Option may be accelerated under subsection (j) below.

          (e) VESTING OF OPTION. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

          (f) DEATH. In the case of the death of a Recipient, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above. During the one-year period following the Recipient's death, the Incentive Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section

10 herein. In the case of the death of a Recipient, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death. During the period beginning on the date of the Recipient's death and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under
Section 10 herein.

          (g) DISABILITY. In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above. During the one-year period following the Recipient's termination of employment or affiliation by reason of disability, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein. In the case of the total and permanent disability of a Recipient and a resulting termination of employment or affiliation with the Company, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's last day of employment or affiliation with the Company. During the period beginning on the date of the Recipient's termination of employment or affiliation by reason of disability and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein.

          (h) RETIREMENT. If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, an Incentive Stock Option granted to the Recipient will expire 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above. During the 90-day period following the Recipient's normal retirement, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 10 herein. If the Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, a Nonqualified Stock Option granted to the Recipient will expire 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient's normal retirement. During the period beginning on the date of the Recipient's normal retirement and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 10 herein.

          (i) TERMINATION OF SERVICE. If the Recipient ceases employment or affiliation with the Company for any reason other than death, disability, or retirement (as described above), an Option granted to the Recipient shall lapse immediately following the last day that the Recipient is employed by or affiliated with the Company. However, the Committee may, in its sole discretion, either at grant of the Option or at the time the Recipient terminates employment, delay the expiration date of the Option to a date after termination of employment; provided, however, that the expiration date of an Incentive Stock Option may not be delayed more than 90 days following the termination of the Recipient's employment or affiliation with the Company. During any such delay of the expiration date, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 10 herein. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.

          (j) CHANGE OF CONTROL. If a Change of Control occurs, the Board may vote to immediately terminate all Options outstanding under the Plan as of the date of the Change of Control or may vote to accelerate the expiration of the Options to the tenth day after the effective date of the Change of Control. If the Board votes to immediately terminate the Options, it shall make a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Change of Control.

          (k) CONDITIONS REQUIRED FOR EXERCISE. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 9 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

          (l) TEN PERCENT STOCKHOLDERS. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Sections 424(d) and 318 will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

          (m) MAXIMUM OPTION GRANTS. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

          (n) METHOD OF EXERCISE. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to Section 9 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

          (o) LOAN FROM COMPANY TO EXERCISE OPTION. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

          (p) DESIGNATION OF BENEFICIARY. Each Recipient shall designate, in the Option Agreement he executes, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

          (q) NONTRANSFERABILITY OF OPTION. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Option are exercisable only by the Recipient.

     7. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES; LEGENDS. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Option under this Plan.

     Options can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

     Each person who acquires the right to exercise an Option may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

     8. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

     9. LIABILITY OF THE COMPANY. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

     10. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend, or terminate this Plan from time to time without approval of the stockholders of the Company. The Board may, however, condition any amendment on the approval of the stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of stockholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.

     11. EXPENSES OF PLAN. The Company shall bear the expenses of administering the Plan.

     12. DURATION OF PLAN. Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan.

     13. APPLICABLE LAW. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

     14. EFFECTIVE DATE. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Stockholders approve the Plan.

Adopted by the Board of Directors on March 4, 1997; and amended by the Board of Directors on July 28, 1997.

                                                                        APPENDIX
                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                           12920 AUTOMOBILE BOULEVARD
                           CLEARWATER, FLORIDA 34622

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Todd E. Siegel and Michael P. Conroy or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Medical Technology Systems, Inc. held of record by the undersigned on July 21, 1997, at the annual meeting of stockholders to be held on September 10, 1997 or any adjournment thereof.

1.  ELECTION OF DIRECTORS               [ ] FOR the nominees                   [ ] WITHHOLD AUTHORITY
                                        listed below                           to vote for the nominees
                                        (except as marked to the               listed below
                                        contrary below)


 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
 THE LIST BELOW)

   Todd E. Siegel
   Michael P. Conroy
   David Kazarian
   John Stanton


2.  PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
    FOR FISCAL YEAR 1998.

     [ ] FOR                                           [ ] AGAINST                                      [ ] ABSTAIN

3.  PROPOSAL TO APPROVE THE ADOPTION AND AMENDMENT OF THE MEDICAL TECHNOLOGY SYSTEMS, INC. 1997 STOCK OPTION PLAN.

     [ ] FOR                                           [ ] AGAINST                                      [ ] ABSTAIN

4.  In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.


 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED: ____________________________ 1997

___________________________________      ______________________________________
PLEASE MARK, SIGN, DATE,                 Signature
AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
___________________________________      ______________________________________
                                         Signature if held jointly